UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2014

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 10, 2014, Investors Bancorp, Inc. (“Investors Bancorp”) completed its merger with Gateway Community Financial Corp. (“Gateway Community Financial”), as contemplated by the Agreement and Plan of Merger by and among Investors Bank, Investors Bancorp, Inc., Investors Bancorp, MHC and GCF Bank, Gateway Community Financial Corp. and Gateway Community Financial, MHC, dated as of April 5, 2013, as amended (the “Merger Agreement”). Under the terms of the Merger Agreement, Investors Bancorp issued 762,776 shares of Investors Bancorp common stock to Investors Bancorp, MHC. Following completion of the merger, Investors Bancorp, MHC owns 61.55% of the outstanding shares of Investors Bancorp.

The preceding paragraph is qualified in its entirety by reference to the Merger Agreement, incorporated by reference in Exhibit 99.2 to the Form 8-K, and the press release is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release regarding the Gateway Community Financial Corp. Merger, dated January 10, 2014.
99.2
Agreement and Plan of Merger by and among Investors Bank, Investors Bancorp, Inc., Investors Bancorp, MHC and GCF Bank, Gateway Community Financial Corp. and Gateway Community Financial, MHC, dated as of April 5, 2013, as amended (incorporated by reference to Exhibit 99.3 to Investor Bancorp, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 8, 2013 (Commission File No. 000-51557)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: January 14, 2014	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and
Chief Financial Officer